Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Consolidated Water Co. Ltd.:
We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-10206) of Consolidated Water Co. Ltd. of our report dated March 16, 2009 relating to the consolidated financial statements of Ocean Conversion (BVI) Ltd. which appear in this Form 10-K. The report contained an emphasis paragraph concerning a dispute with the BVI government.
/s/ Rachlin LLP
Fort Lauderdale, Florida
March 16, 2009